SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMCAST CORPORATION
Comcast Cable Communications, LLC
Comcast Cable Communications Holdings, Inc.
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA	27-0000798
DELAWARE	23-2175755
DELAWARE	04-3592397
DELAWARE	84-1260157
DELAWARE	91-2047743
DELAWARE	84-1372033
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1500 Market Street
Philadelphia, PA	19102-2148
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-132750

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

6.625% Notes Due 2056	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
Form of Officers' Certificate

Item 1. Description of Registrant’s Securities to be Registered
     The description of the 6.625% Notes Due 2056, and the guarantees thereof presented under the caption “Description of the Notes” in the Prospectus Supplement dated May 3, 2007 and filed with the Securities and Exchange Commission on May 4, 2007 and under the caption “Description of Debt Securities and Cable Guarantees” in the Prospectus contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-132750) as amended, which Registration Statement was filed with the Securities and Exchange Commission on March 27, 2006, is incorporated herein by reference.
Item 2. Exhibits

Exhibit
Number	Description

4.1	Indenture dated as of January 7, 2003 (the “Indenture”) by and among the Company, Comcast Cable Communications, LLC (formerly known as Comcast Cable Communications, Inc.), Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC, Comcast MO Group, Inc. (collectively with Comcast MO of Delaware, LLC (formerly known as Comcast MO of Delaware, Inc.), the “Cable Guarantors”) and The Bank of New York, as trustee (the “Trustee”), relating to the Registrant’s debt securities (Incorporated by reference to the Registration Statement on Form S-3, File No. 333-101861, filed with the Securities and Exchange Commission on December 16, 2002).

4.2	First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the Cable Guarantors and the Trustee (incorporated by reference to the Registration Statement on Form S-3, File No. 333-104034, filed with the Securities and Exchange Commission on March 26, 2003).

4.3	Form of Officers’ Certificate setting forth the terms of the Notes.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Comcast Corporation Comcast Cable Communications, LLC Comcast Cable Communications Holdings, Inc. Comcast Cable Holdings, LLC Comcast MO Group, Inc. Comcast MO of Delaware, LLC
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

Date: May 3, 2007

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